                                                                      EXHIBIT 11

                                IN FOCUS SYSTEMS, INC.
                         CALCULATIONS OF NET INCOME PER SHARE


                                 Three Months Ended June 30,
                                 ----------------------------------------------------------
                                 1997                          1996
                                 ----------------------------  ----------------------------
                                 Primary        Fully Diluted  Primary        Fully Diluted
                                 ----------------------------  ----------------------------
Weighted Average Shares
Outstanding for the Period        10,795,428       10,795,428   11,088,698       11,088,698

Dilutive Common Stock
Options Using the Treasury
Stock Method                         255,056          391,990            -                -

                                 ----------------------------  ----------------------------
 Total Shares Used for Per
 Share Calculations               11,050,484       11,187,418   11,088,698       11,088,698
                                 ----------------------------  ----------------------------
                                 ----------------------------  ----------------------------

 Net Income (Loss)               $ 4,849,000      $ 4,849,000  $(1,148,000)     $(1,148,000)
                                 ----------------------------  ----------------------------
                                 ----------------------------  ----------------------------

 Net Income (Loss) Per Share     $      0.44      $      0.43  $     (0.10)     $     (0.10)
                                 ----------------------------  ----------------------------
                                 ----------------------------  ----------------------------


                                 Six Months Ended June 30,
                                 ----------------------------------------------------------
                                 1997                          1996
                                 ----------------------------  ----------------------------
                                 Primary        Fully Diluted  Primary        Fully Diluted
                                 ----------------------------  ----------------------------
Weighted Average Shares
Outstanding for the Period        10,769,596       10,769,596   11,021,171       11,021,171

Dilutive Common Stock
Options Using the Treasury
Stock Method                         287,135          396,424      618,332          624,212

                                 ----------------------------  ----------------------------
 Total Shares Used for Per
 Share Calculations               11,056,731       11,166,020   11,639,503       11,645,383
                                 ----------------------------  ----------------------------
                                 ----------------------------  ----------------------------

 Net Income (Loss)               $ 9,249,000      $ 9,249,000  $ 5,843,000      $ 5,843,000
                                 ----------------------------  ----------------------------
                                 ----------------------------  ----------------------------

 Net Income (Loss) Per Share     $      0.84      $      0.83  $      0.50      $      0.50
                                 ----------------------------  ----------------------------
                                 ----------------------------  ----------------------------
